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                                                               EXHIBIT 10.2


                             CELEBRATE EXPRESS, INC.

                 2004 AMENDED AND RESTATED EQUITY INCENTIVE PLAN

                       ADOPTED AND EFFECTIVE JULY 10, 2004
                  APPROVED BY SHAREHOLDERS AS OF _____ __, 2004

                     AMENDED TERMINATION DATE: JULY 10, 2014

1.    PURPOSES.

      (a) AMENDMENT AND RESTATEMENT OF 1994 INCENTIVE STOCK OPTION PLAN AND 1999 EQUITY INCENTIVE PLAN. The Plan initially was established as the 1994 Incentive Stock Option Plan (the "1994 Option Plan"). The 1994 Option Plan was amended and restated in its entirety as the 1999 Equity Incentive Plan, effective as of July 19, 1999 and further amended and restated in its entirety effective as of July 10, 2004, at which point it was retitled the 2004 Amended and Restated Equity Incentive Plan. The terms of the 1994 Option Plan (other than the aggregate number of shares issuable thereunder) shall remain in effect and apply to all Options granted pursuant to the 1994 Option Plan. Options granted after July 19, 1999 and prior to July 10, 2004 shall remain in effect and subject to the terms of the 1999 Equity Incentive Plan.

      (b) ELIGIBLE AWARD RECIPIENTS. The persons eligible to receive Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

      (c) AVAILABLE STOCK AWARDS. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Bonus Awards, (iv) Stock Appreciation Rights, (v) Stock Units, and (vi) Stock Purchase Rights.

      (d) GENERAL PURPOSE. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards or Cash Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.    DEFINITIONS.

      (a) "AFFILIATE" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

      (b) "APPLICABLE LAWS" means the legal requirements relating to the administration of equity compensation plans, including under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, other U.S. federal and state laws, the Code, any stock exchange rules or regulations and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.


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      (c)   "AWARD" means a Stock Award or a Cash Award granted in accordance with the terms of this Plan.

      (d)   "BOARD" means the Board of Directors of the Company.

      (e) "CASH AWARD" means an award conferring or including the right to be granted under Section 7(d) below.

      (f) "CASH AWARD AGREEMENT" means a written agreement between the Company and a holder of a Cash Award evidencing the terms and conditions of an individual Cash Award grant. Each Cash Award Agreement shall be subject to the terms and conditions of this Plan.

      (g)   "CODE" means the Internal Revenue Code of 1986, as amended.

      (h) "COMMITTEE" means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

      (i)   "COMMON STOCK" means the common stock of the Company.

      (j)   "COMPANY" means Celebrate Express, Inc., a Washington corporation.

      (k) "CONSULTANT" means any person, including an advisor and other than an Employee, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term "Consultant" shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director's fee by the Company for their services as Directors.

      (l) "CONTINUOUS SERVICE" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant's Continuous Service shall not be considered interrupted or terminated in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Company, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time. In addition, the Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service.

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      (m)   "COVERED EMPLOYEE" means the chief executive officer and the four
(4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

      (n)   "DIRECTOR" means a member of the Board.

      (o) "DISABILITY" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

      (p) "EMPLOYEE" means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

      (q) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      (r) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock determined as follows:

            (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the day the value is to be determined (the "Value Date"), as reported in The Wall Street Journal or such other source as the Board deems reliable. If no sales are reported as having occurred on the Value Date, Fair Market Value shall be the closing sales price for such stock on the last preceding trading day on which sales of Common Stock are reported as having occurred.

            (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

      (s) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

      (t) "INDEPENDENT DIRECTOR" means a Director who qualifies as a "non-employee director" under Section 16 of the Exchange Act (and the rules promulgated thereunder), as an "outside director" under Code Section 162(m) (and the rules promulgated thereunder) and as an "independent" director under applicable Nasdaq rules (or the rules of any exchange on which the Common Stock is then listed or approved for listing).

      (u) "IPO DATE" means the effective date of a registration statement covering Shares in the Company's initial public offering, if and in the event the Company undertakes such an offering.

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      (v)   "LISTING DATE" means the first date upon which any security of the
Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

      (w) "NON-EMPLOYEE DIRECTOR" means a Director who is not a current Employee or Officer of the Company or an Affiliate.

      (x) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

      (y) "OBJECTIVELY DETERMINABLE PERFORMANCE CONDITION" shall mean a performance condition (i) that is established (A) at the time an Award is granted or (B) no later than the earlier of (1) 90 days after the beginning of the period of service to which it relates, or (2) before the elapse of 25% of the period of service to which it relates, (ii) that is uncertain of achievement at the time it is established, and (iii) the achievement of which is determinable by a third party with knowledge of the relevant facts. Examples of measures that may be used in Objectively Determinable Performance Conditions include net order dollars, net profit dollars, net profit growth, net revenue dollars, revenue growth, individual performance, earnings per share, return on assets, return on equity, and other financial objectives, objective customer satisfaction indicators and efficiency measures, each with respect to the Company and/or an Affiliate or individual business unit.

      (z) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

      (aa) "OPTION" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

      (bb) "OPTION AGREEMENT" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

      (cc) "OPTIONHOLDER" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

      (dd) "PARTICIPANT" means a person to whom a Stock Award or Cash Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award or Cash Award.

      (ee) "PLAN" means this Celebrate Express, Inc. 2004 Amended and Restated Equity Incentive Plan.


      (ff) "RULE 16B-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

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      (gg)  "SECURITIES ACT" means the Securities Act of 1933, as amended.

      (hh) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 11 below.

      (ii) "STOCK APPRECIATION RIGHT" means a right to receive cash and/or Shares based on a change in the Fair Market Value of a specific number of Shares granted under Section 7(c) below.

      (jj) "STOCK AWARD" means any right granted under the Plan, including an Option, a Stock Bonus, a Stock Unit, a Stock Appreciation Right and Stock Purchase Right, but excluding a Cash Award.

      (kk) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

      (ll) "STOCK BONUS" means the award of a certain number of Shares granted under Section 7(a) below.

      (mm) "STOCK PURCHASE RIGHT" means the right to purchase a certain number of Shares under Section 7(b) below.

      (nn) "STOCK UNIT" means an award giving the right to receive Shares granted under Section 7(a) below.

      (oo) "TEN PERCENT SHAREHOLDER" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.    ADMINISTRATION.

      (a) ADMINISTRATION BY BOARD. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c). Any interpretation of the Plan by the Board and any decision by the Board under the Plan shall be final and binding on all persons.

      (b) POWERS OF BOARD. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i) To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; what type or combination of types of Award shall be granted; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of Shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

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            (ii)  To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or Cash Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. Any determination made by the Board will be final, binding and conclusive on all parties.

            (iii) To amend the Plan, a Stock Award or a Cash Award as provided in Section 12.

            (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

      (c)   DELEGATION TO COMMITTEE.

            (i) GENERAL. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated provided such person is or persons are eligible under the Applicable Laws. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

            (ii) COMMITTEE COMPOSITION WHEN COMMON STOCK IS PUBLICLY TRADED. At such time as the Common Stock is publicly traded, a Committee responsible for granting awards and administering the Plan as to Officers, Covered Employees, or Directors shall consist of two (2) or more Independent Directors if at least two such Independent Directors are available to serve on the Committee.

4.    SHARES SUBJECT TO THE PLAN.

      (a) SHARE RESERVE. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate Two Million Three Hundred Forty Thousand (2,340,000) shares of Common Stock, plus an annual increase on the first day of each of the Company's fiscal years beginning on June 1, 2006 equal to the lesser of (i) Three Hundred Thousand (300,000) Shares,
(ii) three percent (3%) of the Shares outstanding on the last day of the immediately preceding fiscal year, or (iii) such lesser number of Shares as the Board shall determine.

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      (b)   REVERSION OF SHARES TO THE SHARE RESERVE. If a Stock Award should expire or become unexercisable for any reason without having been exercised in full, or is surrendered for any reason, the unpurchased or unissued Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any Shares of Common Stock which are retained by the Company upon exercise of a Stock Award in order to satisfy the exercise or purchase price for such award or any withholding taxes due with respect to such exercise or purchase thereof shall be treated as not issued and shall continue to be available under the Plan. Shares issued under the Plan and later repurchased by the Company pursuant to any repurchase right which the Company may have shall be available for future grant under the Plan.

      (c) SOURCE OF SHARES. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.    ELIGIBILITY.

      (a) ELIGIBILITY FOR SPECIFIC STOCK AWARDS. Incentive Stock Options may be granted only to Employees. Cash Awards and Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

      (b) TEN PERCENT SHAREHOLDERS. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

      (c) SECTION 162(m) LIMITATION. Subject to the provisions of Section 11 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Stock Awards or Cash Awards covering or relating to more than Six Hundred Thousand (600,000) Shares of Common Stock during any calendar year. This subsection 5(c) shall not apply prior to the Listing Date and, following the Listing Date, this subsection 5(c) shall not apply until (i) the earliest of: (1) the first material modification of the Plan (including any increase in the number of shares of Common Stock reserved for issuance under the Plan in accordance with Section 4); (2) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (3) the expiration of the Plan; or (4) the first meeting of shareholders at which Directors are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security under Section 12 of the Exchange Act; or (ii) such other date required by
Section 162(m) of the Code and the rules and regulations promulgated thereunder.

      (d)   CONSULTANTS.

            (i) Prior to the Listing Date, a Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, either the offer or the sale of the Company's securities to such Consultant is not exempt under Rule 701 of the Securities Act ("Rule 701") because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.


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            (ii)  From and after the Listing Date, a Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (1) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or
(B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (2) that such grant complies with the securities laws of all other relevant jurisdictions.

            (iii) Rule 701 and Form S-8 generally are available to consultants and advisors only if (1) they are natural persons; (2) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or (for Rule 701 purposes only) majority-owned subsidiaries of the issuer's parent; and
(3) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer's securities.

6.    OPTION PROVISIONS.

      Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

      (a) TERM. Subject to the provisions of subsection 5(b) regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

      (b) EXERCISE PRICE OF AN INCENTIVE STOCK OPTION. Subject to the provisions of subsection 5(b) regarding Ten Percent Shareholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

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      (c)   EXERCISE PRICE OF A NONSTATUTORY STOCK OPTION. The exercise price of each Nonstatutory Stock Option shall be as determined by the Board. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

      (d) CONSIDERATION. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash, or by check or wire transfer, at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option)
(1) by delivery to the Company of other Shares that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised, provided that in the case of Shares acquired, directly or indirectly, from the Company, such Shares must have been owned by the Optionholder for more than six (6) months on the date of surrender (or such other period as may be required to avoid the Company's incurring an adverse accounting charge), (2) according to a deferred payment or other similar arrangement that conforms with Applicable Laws with the Optionholder, (3) if, as of the date of exercise of an Option the Company then is permitting employees to engage in a "same-day sale" cashless brokered exercise program involving one or more brokers, through such a program that complies with the Applicable Laws (including without limitation the requirements of Regulation T and other applicable regulations promulgated by the Federal Reserve Board) and that ensures prompt delivery to the Company of the amount required to pay the exercise price and any applicable withholding taxes, or (4) in any other form of legal consideration that may be acceptable to the Board; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Board may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise.

      In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

      (e) TRANSFERABILITY OF AN INCENTIVE STOCK OPTION. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder; provided however that to the extent the regulations governing Incentive Stock Options, as amended from time to time, permit transferability of Incentive Stock Options under additional circumstances, then the Board may grant Incentive Stock Options with greater rights of transferability in conformity with such regulations. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

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      (f)   TRANSFERABILITY OF A NONSTATUTORY STOCK OPTION. A Nonstatutory Stock
Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

      (g) VESTING GENERALLY. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

      (h) TERMINATION OF CONTINUOUS SERVICE. In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was vested in the Option Shares and entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

      (i) EXTENSION OF TERMINATION DATE. An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

      (j) DISABILITY OF OPTIONHOLDER. In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was vested in the Option Shares and entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

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      (k)   DEATH OF OPTIONHOLDER. In the event (i) an Optionholder's Continuous
Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was vested in the Option Shares and entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder's death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of
(1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

      (l) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

      (m) RIGHT OF REPURCHASE. The Option may, but need not, include a provision whereby the Company may elect, prior to the Listing Date, to repurchase all or any part of the vested shares of Common Stock acquired by the Optionholder pursuant to the exercise of the Option.

      (n) RIGHT OF FIRST REFUSAL. The Option may, but need not, include a provision whereby the Company may elect, prior to the Listing Date, to exercise a right of first refusal following receipt of notice from the Optionholder of the intent to transfer all or any part of the shares of Common Stock received upon the exercise of the Option. Except as expressly provided in this subsection 6(n), such right of first refusal shall otherwise comply with any applicable provisions of the Bylaws of the Company.

      (o) RE-LOAD OPTIONS. Without in any way limiting the authority of the Board to make or not to make grants of Options hereunder, the Board shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionholder to a further Option (a "Re-Load Option") in the event the Optionholder exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option shall (i) provide for a number of shares of Common Stock equal to the number of shares of Common Stock surrendered as part or all of the exercise price of such Option; (ii) have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option shall be subject to the same exercise price and term provisions heretofore described for Options under the Plan.

      Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on the exercisability of Incentive Stock Options described in subsection 10(d) and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares of Common Stock under subsection 4(a) and the "Section 162(m) Limitation" on the grants of Options under subsection 5(c) and shall be subject to such other terms and conditions as the Board may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7.    PROVISIONS OF AWARDS OTHER THAN OPTIONS.

      (a) STOCK BONUS AND STOCK UNIT AWARDS. Each Stock Award Agreement reflecting the issuance of a Stock Bonus or a Stock Unit shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of such agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each such agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

            (i) CONSIDERATION. A Stock Bonus or Stock Unit may be awarded in consideration for such property or services as is permitted under Applicable Law, including for past services actually rendered to the Company or an Affiliate for its benefit.

            (ii) VESTING; RESTRICTIONS. Shares of Common Stock awarded under the agreement reflecting a Stock Bonus and a Stock Unit award may, but need not, be subject to a share repurchase option, forfeiture restriction or other conditions in favor of the Company in accordance with a vesting or lapse schedule to be determined by the Board.

            (iii) TERMINATION OF PARTICIPANT'S CONTINUOUS SERVICE. In the event a Participant's Continuous Service terminates, the Company may reacquire any or all of the Shares of Common Stock held by the Participant which have not vested or which are otherwise subject to forfeiture or other conditions as of the date of termination under the terms of the agreement.

            (iv) TRANSFERABILITY. Rights to acquire shares of Common Stock under a Stock Bonus or a Stock Unit agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the agreement remains subject to the terms of the agreement.

      (b) STOCK PURCHASE RIGHTS. Each Stock Award Agreement reflecting a Stock Purchase Right shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of such agreements may change from time to time, and the terms and conditions of such separate Stock Award Agreement reflecting a Stock Purchase Right need not be identical, but each such agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

            (i) PURCHASE PRICE. The per-Share purchase price of Stock Purchase Rights shall be as determined by the Board.

            (ii) CONSIDERATION. The purchase price of Common Stock acquired pursuant to the Stock Purchase Right agreement shall be paid in accordance with
Section 6(d) above.

            (iii) VESTING. Shares of Common Stock acquired under the Stock Purchase Right agreement may, but need not, be subject to a share repurchase option, forfeiture restriction or other conditions in favor of the Company in accordance with a vesting or lapse schedule to be determined by the Board.

            (iv) TERMINATION OF PARTICIPANT'S CONTINUOUS SERVICE. In the event a Participant's Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested or as to which forfeiture conditions are triggered as of the date of termination under the terms of the Stock Purchase Right agreement.

            (v) TRANSFERABILITY. Rights to acquire shares of Common Stock under the Stock Award Agreement reflecting a Stock Purchase Right shall be transferable by the Participant only upon such terms and conditions as are set forth in such agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the agreement remains subject to the terms of such agreement.

      (c)   STOCK APPRECIATION RIGHTS.

            (i) GENERAL. Stock Appreciation Rights may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. The Board may grant Stock Appreciation Rights to eligible Participants subject to terms and conditions not inconsistent with this Plan and determined by the Board. The specific terms and conditions applicable to the Participant shall be provided for in the Stock Award Agreement. Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Board shall specify in the Stock Award Agreement.

            (ii) EXERCISE OF STOCK APPRECIATION RIGHT. Upon the exercise of a Stock Appreciation Right, in whole or in part, the Participant shall be entitled to a payment in an amount equal to the excess of the Fair Market Value of a fixed number of Shares covered by the exercised portion of the Stock Appreciation Right on the date of exercise, over the Fair Market Value of the Shares covered by the exercised portion of the Stock Appreciation Right on the grant date (or such other amount calculated with respect to Shares subject to the award as the Board may determine). The amount due to the Participant upon the exercise of a Stock Appreciation Right shall be paid in cash, Shares or a combination thereof, over the period or periods specified in the Stock Award Agreement. A Stock Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a Stock Appreciation Right, on an aggregate basis or as to any Participant. A Stock Appreciation Right shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Stock Award Agreement from the person entitled to exercise the Stock Appreciation Right. If a Stock Appreciation Right has been granted in tandem with an Option, upon the exercise of the Stock Appreciation Right, the number of Shares that may be purchased pursuant to the Option shall be reduced by the number of shares with respect to which the Stock Appreciation Right is exercised.

            (iii) NONASSIGNABILITY OF SARS. Except as determined by the Board, no Stock Appreciation Right shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.

      (d) CASH AWARDS. Cash Awards may be granted either alone, in addition to, or in tandem with other Stock Awards granted under the Plan. After the Board determines that it will offer a Cash Award, it shall advise the Participant, by means of a Cash Award Agreement, of the terms, conditions and restrictions related to the Cash Award.

      (e) SECTION 162(m) COMPLIANCE. Any Cash Award or Stock Award other than an Option that is intended as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code must vest or become exercisable contingent on the achievement of one or more Objectively Determinable Performance Conditions. The Committee shall have the discretion to determine the time and manner of compliance with Section 162(m) of the Code.

8.    COVENANTS OF THE COMPANY.

      (a) AVAILABILITY OF SHARES. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

      (b) SECURITIES LAW COMPLIANCE. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.    USE OF PROCEEDS FROM STOCK.

      Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.   MISCELLANEOUS.

      (a) ACCELERATION OF EXERCISABILITY AND VESTING. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

      (b) SHAREHOLDER RIGHTS. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award and/or the issuance of Shares subject to the award pursuant to its terms.

      (c) NO EMPLOYMENT OR OTHER SERVICE RIGHTS. Nothing in the Plan or any instrument executed or Stock Award or Cash Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award or Cash Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

      (d) INCENTIVE STOCK OPTION $100,000 LIMITATION. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

      (e) INVESTMENT ASSURANCES. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (iii) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock

Award has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

      (f) WITHHOLDING OBLIGATIONS. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the participant as a result of the exercise or acquisition of Common Stock under the Stock Award in an amount not to exceed the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock. Withholding obligations with respect to Cash Awards shall be satisfied through the Company's withholding of the appropriate amount from cash to be paid under the Cash Award.

11.   ADJUSTMENTS UPON CHANGES IN STOCK.

      (a) CAPITALIZATION ADJUSTMENTS. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a), the number of Shares set forth in Sections 4(a)(i), 16(a)(i) and 16(a)(ii), and the maximum number of securities subject to awards that may be granted to any person pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

      (b) CHANGE IN CONTROL--DISSOLUTION OR LIQUIDATION. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

      (c) CHANGE IN CONTROL--ASSET SALE, MERGER, CONSOLIDATION OR REVERSE MERGER. In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the shareholders in the transaction described in this subsection 11(c)) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated as to fifty percent (50%) of the then unvested shares, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

12.   AMENDMENT OF THE PLAN AND STOCK AWARDS.

      (a) AMENDMENT OF PLAN. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the requirements of the Applicable Laws.

      (b) SHAREHOLDER APPROVAL. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of
Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

      (c) CONTEMPLATED AMENDMENTS. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

      (d) NO IMPAIRMENT OF RIGHTS. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless
(i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

      (e) AMENDMENT OF STOCK AWARDS. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and
(ii) the Participant consents in writing.

13.   TERMINATION OR SUSPENSION OF THE PLAN.

      (a) PLAN TERM. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth
(10th) anniversary of the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

      (b) NO IMPAIRMENT OF RIGHTS. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.   EFFECTIVE DATE OF PLAN.

      The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.   CHOICE OF LAW.

      All questions concerning the construction, validity and interpretation of this Plan shall be governed by the law of the State of Washington, without regard to such state's conflict of laws rules.

16.   AUTOMATIC OPTION GRANTS TO NON-EMPLOYEE DIRECTORS

      (a) GRANT DATES. Option grants to Non-Employee Directors shall automatically be made on the dates specified below:

            (i) Each Non-Employee Director who is first elected or appointed to the Board at any time after the IPO Date shall automatically be granted, on the date of such initial election or appointment, an Option to purchase 20,000 Shares (the "INITIAL GRANT").

            (ii) Commencing in 2005, on the date of each annual shareholders meeting, each individual who is to continue to serve as a Non-Employee Director shall automatically be granted an Option to purchase 5,000 Shares (the "ANNUAL GRANT"), provided, however, that such individual has served as a Non-Employee Director for at least six (6) months as of the date of the shareholders meeting.

      (b)   EXERCISE PRICE.

            (i) The Option Price for Options granted under this Section 16 shall be equal to one hundred percent (100%) of the Fair Market Value of the Shares on the Option grant date.

            (ii) The Option Price for Options granted under this Section 16 shall be payable in one or more of the alternative forms and in the manner authorized pursuant to Section 6(d).

      (c) OPTION TERM. Each Option shall have a term of ten (10) years measured from the Option grant date.

      (d) EXERCISE AND VESTING OF OPTIONS. Except as otherwise determined by the whole Board, the Shares underlying each Option granted pursuant to Section 16(a)(i) shall vest and become exercisable as to 8.33% of the Shares subject to the Option at the end of each three-month period following the date of grant, for so long as the Non-Employee Director continuously remains a Director of the Company (and vesting in full three years from the date of grant). Except as otherwise determined by the whole Board, the Shares underlying each Option granted pursuant to Section 16(a)(ii) shall vest and become exercisable as to 25% of the Shares subject to the Option at the end of each three-month period following the date of grant, for so long as the Non-Employee Director continuously remains a Director of the Company.

      (e) TERMINATION OF SERVICE. The following provisions shall govern the exercise of any Options held by the Participant at the time he or she ceases to serve as a Non-Employee Director, Employee or Consultant:

            (i) GENERAL. After termination of service as a Non-Employee Director (the "CESSATION DATE"), the Participant's Options granted under this
Section 16 shall be exercisable to the extent (but only to the extent) they are vested on the Cessation Date and only during the three months after such Cessation Date, but in no event after the Expiration Date. To the extent the Participant does not exercise an Option within the time specified for exercise, the Option shall automatically terminate.

            (ii) DEATH OR DISABILITY. If a Participant's cessation of service is due to death or Disability (as determined by the Board), all Options of that Participant granted under this Section 16, to the extent exercisable upon such Cessation Date, may be exercised for one (1) year after the Cessation Date, but in no event after the Expiration Date. In the case of a cessation of service due to death, an Option may be exercised by the person entitled to exercise the Option under the Participant's will or as determined in probate. In the case of a cessation of service due to Disability, if a guardian or conservator has been appointed to act for the Participant and been granted this authority as part of that appointment, that guardian or conservator may exercise the Option on behalf of the Participant. Death or Disability occurring after a Participant's cessation of service shall not cause the cessation of service to be treated as having occurred due to death or Disability. To the extent an Option is not so exercised within the time specified for its exercise, the Option shall automatically terminate.

      (f) BOARD DISCRETION. Options granted under this Section 16 are not intended as the exclusive Awards that may be made to Non-Employee Directors under this Plan. The Board may, in its discretion, amend the Plan with respect to the terms of the Options herein, may add or substitute other types of awards or may temporarily or permanently suspend Awards hereunder, all without approval of the Company's shareholders.

      (g) CERTAIN TRANSACTIONS AND EVENTS. Section 11 above shall generally apply to Options granted under this Section 16; provided however that in the event of a transaction specified in Section 11(c), while the Participant remains a Non-Employee Director, the Shares at the time subject to each outstanding Option held by such Participant, but not otherwise vested, shall automatically vest as to fifty percent (50%) of the otherwise then-unvested Shares so that each such Option shall, immediately prior to the effective date of the transaction, become fully vested and exercisable for such Shares. Immediately following the consummation of the transaction, each Option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or an affiliate thereof).

      (h) The grant of Options pursuant to this Section 16 shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      (i) The remaining terms of each Option granted pursuant to this Section 16 shall, as applicable, be the same as terms in effect for Awards granted under this Plan. Notwithstanding the foregoing, the provisions of Sections 6(h), (j) and (k) shall not apply to Options granted pursuant to this Section 16.

      (j) LIMITED TRANSFERABILITY OF OPTIONS. Each Option granted pursuant to this Section 16 may be assigned in whole or in part during the Participant's lifetime to one (1) or more members of the Participant's family or to a trust established exclusively for one (1) or more such family members or to an entity in which the Participant is majority owner or to the Participant's former spouse, to the extent such assignment is in connection with the Participant's estate or financial plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Board may deem appropriate. The Participant may also designate one (1) or more persons as the beneficiary or beneficiaries of his or her outstanding Options under this Section 16, and those Options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Participant's death while holding those Options. Such beneficiary or beneficiaries shall take the transferred Options subject to all the terms and conditions of the applicable award agreement evidencing each such transferred Option, including (without limitation) the limited time period during which the Option may be exercised following the Participant's death.

                             CELEBRATE EXPRESS, INC.
                 2004 AMENDED AND RESTATED EQUITY INCENTIVE PLAN

                             STOCK OPTION AGREEMENT
                   (INCENTIVE AND NONSTATUTORY STOCK OPTIONS)

      Pursuant to your Stock Option Grant Notice ("Grant Notice") and this Stock Option Agreement, Celebrate Express, Inc. (the "Company") has granted you an option under its 2004 Amended and Restated Equity Incentive Plan (the "Plan") to purchase the number of shares of the Company's Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

      The details of your option are as follows:

      1. VESTING. Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

      2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for capitalization adjustments, as provided in the Plan.

      3. DESIGNATION OF OPTION. Your option is intended to be an Incentive Stock Option as defined in Section 422 of the Code only to the extent so designated in your Grant Notice, and to the extent it is not so designated or to the extent your option does not qualify as an Incentive Stock Option, it is intended to be a Nonstatutory Stock Option.

      4. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or wire transfer or in any other manner PERMITTED BY YOUR GRANT NOTICE, which may include one or more of the following:

  (a) In the Company's sole discretion at the time your option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a "same-day sale" cashless brokered exercise program involving one or more brokers that complies with the requirements of Regulation T as promulgated by the Federal Reserve Board and that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

  (b) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery of already-owned shares of Common Stock either that you have held for the period required to avoid a charge to the

      Company's reported earnings (generally six months) or that you did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. "Delivery" for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company's stock.

      5. WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.

      6. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option must also comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

      7. TERM. The term of your option commences on the Date of Grant and expires upon the EARLIEST of the following:

  (a) three (3) months after the termination of your Continuous Service for any reason other than your Disability or death, provided that if during any part of such three- (3-) month period your option is not exercisable solely because of the condition set forth in the preceding paragraph relating to "Securities Law Compliance," your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service during which the exercise of the Option would not be in violation of the condition set forth in the preceding paragraph relating to "Securities Law Compliance";

  (b) twelve (12) months after the termination of your Continuous Service due to your Disability;

  (c) eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates; or

  (d) the Expiration Date indicated in your Grant Notice.

      If your option is an incentive stock option, note that, to obtain the federal income tax advantages associated with an "incentive stock option," the Code requires that at all times beginning on the date of grant of your option and ending on the day three (3) months before the date of your option's exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an "incentive stock option" if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your option more than three (3) months after the date your employment terminates.

      8.    EXERCISE.

  (a) You may exercise the vested portion of your option during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

  (b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

  (c) If your option is an incentive stock option, by exercising your option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two (2) years after the date of your option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option.

  (d) By exercising your option you agree that the Company (or a representative of the underwriter(s)) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that you not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period.

      9. TRANSFERABILITY. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company,in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

      10.   RIGHT OF FIRST REFUSAL.

  (a) Upon any proposed transfer by you of any shares subject to your option (other than by will or by the applicable laws of descent and distribution), the Company shall have a right of first refusal to purchase the shares sought to be transferred under the same terms and conditions of the proposed transfer. Neither you, nor any vendee, transferee, successor, assignee, donee, or pledgee of any of the shares ("Transferee"), shall sell, transfer, encumber, pledge, gift or otherwise dispose of or in any way alienate any or all of the shares or any interest therein, voluntarily, by operation of law, or otherwise, without obtaining the prior written consent of the Company unless you or such Transferee first shall have given written notice ("Notice") to the Company of the intention to do so. The Notice shall specify the name of the proposed Transferee, the number of shares to be transferred ("Noticed Shares"), the price offered per Noticed Share, payment terms, and any other material terms or conditions of the proposed transfer.

  (b) At any time within forty-five (45) days after receipt of the Notice by the Company ("Notice Date"), the Company shall have the right to purchase all or any part of the Noticed Shares at a price per Noticed Share ("Company's Purchase Price") equal to the price to be received by you as listed in the Notice. If the transfer is a gift or other conveyance where no consideration is received, the Company's Purchase Price shall be your option exercise price. The Company may exercise such right by notifying you thereof within forty-five (45) days after the Notice Date.

  (c) On exercise of such right by the Company, the Company shall pay the Company's Purchase Price, by check or in cash, to the owner of the Noticed Shares and the owner of the Noticed Shares shall deliver to the Company all certificates representing the Noticed Shares properly endorsed in blank.

  (d) If the Company does not exercise its right of first refusal, then you shall have thirty (30) days to transfer the shares only under the same terms as described in the Notice. Any Transferee shall hold such shares subject to all of the terms and conditions of the Plan. The terms and conditions of any such transfer as specified in the Notice shall not be changed without a new notice of intention to transfer and compliance with this section.

  (e) Notwithstanding the foregoing provisions, any of the shares acquired in compliance herewith may be conveyed upon your death by will or by the applicable laws of descent and distribution. Any such donee shall hold such shares subject to all of the provisions of the Plan and this option and shall not sell, transfer, encumber, pledge, hypothecate, transfer by gift or otherwise dispose of or in any way alienate any or all of the shares or any right or interest therein except in accordance with the terms and conditions of the Plan.

  (f) Notwithstanding anything else to the contrary in this Stock Option Agreement or the Plan, this Section 10 shall terminate on the IPO Date.

      11. RIGHT OF REPURCHASE. To the extent provided in the Company's bylaws as amended from time to time, the Company shall have the right to repurchase all or any part of the shares of Common Stock you acquire pursuant to the exercise of your option.

      12. OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective shareholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

      13.   WITHHOLDING OBLIGATIONS.

  (a) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a "cashless exercise" pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your option.

  (b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law.

  (c) You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein.

      14. NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

      15. GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

CELEBRATE EXPRESS, INC.                    OPTIONHOLDER

By:________________________________        By:__________________________________
            Signature                                 Signature

Name:______________________________        Printed Name:______________________

Title:_____________________________

                             CELEBRATE EXPRESS, INC.
                            STOCK OPTION GRANT NOTICE
                (2004 AMENDED AND RESTATED EQUITY INCENTIVE PLAN)

Celebrate Express, Inc. (the "Company"), pursuant to its 2004 Amended and Restated Equity Incentive Plan (the "Plan"), hereby grants to Optionholder an option to purchase the number of shares of the Company's Common Stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:                         <<OPTIONEE>>
Date of Grant:                        <<GRANTDATE>>
Vesting Commencement Date:            <<VESTINGDATE>>
Fully-Vested Date:                    <<100%VESTEDDATE>>
                                       (Subject to satisfaction of service
                                        requirements)
Number of Shares Subject to Option:   <<OPTIONAMOUNT>>
Exercise Price (Per Share):           <<PRICE>>
Total Exercise Price:                 -------------------------------------
Expiration Date:                       <<EXPIREDATE>>
                                       (Subject to earlier termination under
                                        certain circumstances)

TYPE OF GRANT:  [ ]  Incentive Stock Option(1)    [ ]  Nonstatutory Stock Option

EXERCISE SCHEDULE: [X] Same as Vesting Schedule

VESTING SCHEDULE:  1/4th of the shares vest one year after the Vesting
                    Commencement Date with the remaining shares vesting quarterly thereafter in equal installments over the next three years.

PAYMENT: By one or a combination of the following items (described in the Stock Option Agreement):

                        By cash, check or wire transfer
                        Pursuant to a "same-day sale" cashless brokered exercise
                          program if the Shares are publicly traded and the Company is then permitting participation in such a program

                        By delivery of already-owned shares if the Shares are publicly traded

ADDITIONAL TERMS/ACKNOWLEDGEMENTS: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan, and (ii) the following agreements only:

--------------
(1) If this is an incentive stock option, it (plus your other outstanding incentive stock options) cannot be first exercisable for more than $100,000 in any calendar year. Any excess over $100,000 is a nonstatutory stock option.

      OTHER AGREEMENTS:      ___________________________________________________
                             ___________________________________________________

      In addition, the undersigned Optionholder agrees and acknowledges that Optionholder's rights to any shares of the Company's Common Stock underlying this option will be earned only as Optionholder provides services to the Company over time, that the grant of this option is not as consideration for services Optionholder rendered to the Company prior to Optionholder's Vesting Commencement Date, and that nothing in this Grant Notice or the attached documents confers upon Optionholder any right to continue Optionholder's employment or consulting relationship with the Company for any period of time, nor does it interfere in any way with Optionholder's right or the Company's right to terminate that relationship at any time, for any reason, with or without cause.

CELEBRATE EXPRESS, INC.                        OPTIONHOLDER:

By:   ______________________________________   ________________________________
             Signature                               Signature

Title:______________________________________   Date:____________________________

Date: ______________________________________


ATTACHMENTS: Stock Option Agreement, 2004 Amended and Restated Equity
             Incentive Plan and Notice of Exercise

                               NOTICE OF EXERCISE

Celebrate Express, Inc.
11220 - 120th Avenue, N.E.
Kirkland, WA 98033                          Date of Exercise: _______________

Ladies and Gentlemen:

      This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

   Type of option (check one):          Incentive [ ]          Nonstatutory [ ]

   Stock option dated:               _________________

   Number of shares as
   to which option is
   exercised:                        ________________

   Certificates to be
   issued in name of:                _________________

   Total exercise price:             $________________

   Payment delivered
   herewith:                         $________________

      By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 2004 Amended and Restated Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.

                                         Very truly yours,
                                         ______________________________________

                                         Print Name:  _________________________

                                         Address:     _________________________

                                         ______________________________________

                                         Telephone:____________________________

                                       1